Exhibit 10.11

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of August [●], 2021, is by and among (i) UTXO Acquisition Inc., a Delaware corporation (the “SPAC”), (ii) UTXO Vector LLC, a Delaware limited liability company (the “Sponsor”), and (iii) [●] (“Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to 495,000 units in the IPO, which shall not exceed 9.9% of the total outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), underlying the units (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.017 per share.

WHEREAS, the SPAC is offering 5,000,000 of its units. Each unit has an offering price of $10.00 and consists of one share of the Class A common stock, par value of $0.0001, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of Class A common stock upon consummation of the initial business combination. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, and will expire four years after the completion of the initial business combination or earlier upon redemption or liquidation. Of the net proceeds the SPAC will receive from the IPO and the sale of the private placement units, $50,750,000 ($10.15 per unit), or $58,362,500 ($10.15 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

WHEREAS, the SPAC will have until 12 months from the closing of the IPO to consummate an initial business combination. However, if the SPAC anticipates that it may not be able to consummate the initial business combination within 12 months, it may extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination).

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor 50,000 Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $850 ($0.017 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds by wire transfer or other method agreed upon by the parties.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than 9.9% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. The Investor shall not be required to participate in an overallotment exercise or purchase more than 495,000 units in the IPO (9.9% of 5,000,000 units) without first having the opportunity to purchase additional Transferred Shares in a manner proportional to any increase above 495,000 units at $0.017 per additional Transferred Shares. The Transferred Shares shall not be reduced should the Investor be allocated less than the IPO Indication.

(c)	Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to share price vesting triggers, claw-back, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their green shoe option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination or otherwise (as defined below), (v) or any other modification, without the Investor’s prior written consent.

(d)	The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on August [●], 2021 (the “Registration Statement”).

(e)	In the event the IPO does not occur by October 31, 2021, this Agreement shall terminate and be of no further force and effect unless agreed in writing by the parties hereto.

(f)	Notwithstanding anything to the contrary herein or in any other agreement, Investor shall not be required to consummate the transactions set forth above unless it shall have had an opportunity to review and comment upon any public filing to be made or proposed or required to be made by the SPAC disclosing the transactions contemplated hereby and such disclosure is approved by the Investor in its sole and absolute discretion.

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)	The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)	Without written consent of the SPAC and Sponsor, the Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Common Stock issuable upon conversion of the Transferred Shares held by it, (1) with respect to 50% of the Transferred Shares, until the earlier of six months after the date of the consummation of the initial business combination and the date on which the closing price of the shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing after the initial business combination and (2) with respect to the remaining 50% of the Transferred Shares, six months after the date of the consummation of the initial business combination, or earlier, in either case, if, subsequent to our initial business combination, the SPAC consummates a liquidation, merger, share exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares for cash, securities or other property. The Transferred Shares will not be subject to additional lock ups, besides what is stated in this Section 5(a) and any restriction in the registration statement.

For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning or selling any Class A Common Stock, warrants or units acquired in the IPO or in the open market or any security into which such security may be converted, transferred or exchanged.

(b)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Investor agrees that if the SPAC seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent the Investor from seeking redemption for any shares of Class A Common Stock it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the shares of Class A Common Stock and the IPO described in the Registration Statement or otherwise operate as a waiver of any rights held by the Investor in respect of securities of the Company other than with respect to the Transferred Shares, including, for the avoidance of doubt, any claims the Investor may have against the Trust Account in respect of any other shares of Class A Common Stock Investor may have purchased or may later purchase in any transaction other than as described in this Agreement.

(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

Section 6. Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: UTXO Vector LLC, 201 N LaSalle ST, #2100, Chicago, IL 60601; if to the SPAC, to: UTXO Acquisition Inc., 201 N LaSalle ST, #2100, Chicago, IL 60601and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)	For the avoidance of doubt, this Agreement shall not cause the Investor to become a member of, or otherwise own any interest in, the Sponsor, or otherwise become subject to the Sponsor’s organizational documents.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

SPAC:

UTXO Acquisition Inc.

By:
Name:
Title:

SPONSOR:

UTXO Vector LLC

By:

By:
Name:
Title:

[Signature Page to Investment Agreement]